EXHIBIT 10.1

                               AMENDMENT NO. 7
                                       TO
                          LOAN AND SECURITY AGREEMENT

                Amendment No. 7 dated as of March 15, 2002 ("Amendment") to Loan and Security Agreement originally dated as of December 28, 1999 and originally among IEC ELECTRONICS CORP. ("IEC" or "Debtor") and IEC ELECTRONICS-EDINBURG, TEXAS INC. ("IEC-Edinburg") and HSBC BANK USA, as Agent ("Agent") and HSBC BANK USA ("HSBC Bank") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") as lenders (collectively, the "Lenders").

                                   BACKGROUND

        1. Debtor, Agent and Lenders entered into a Loan and Security Agreement dated as of December 28, 1999 and Amendment Nos. 1, 2, 3, 4, 5 and 6 thereto dated as of March 30, 2000, December 1, 2000, April 24, 2001, December 21, 2001, February 15, 2002 and February 28, 2002, respectively (collectively, the "Agreement"). On or about January 27, 2000, IEC-Edinburg merged into IEC leaving IEC as the sole Debtor under the Agreement. All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

        2. Debtor has requested that Agent and Lenders consider extending the term of the Agreement through April 8, 2002.

        3. In response to Debtor's request and subject to all of the terms and conditions set forth herein, the Agent and the Lenders are willing to make certain amendments to the Agreement as set forth below on the conditions set forth below.

        NOW, THEREFORE, Debtor, the Agent and the Lenders for good and valuable consideration, receipt of which is hereby acknowledged, and in contemplation of the foregoing, hereby agree as follows:

        A. Conditions. The amendments and waivers contained herein shall be granted upon satisfaction of the following terms and conditions:

           1. Debtor shall have executed, and shall have caused IEC Electronics,
S. de R.L. de C.V. ("IEC-Mexico") and IEC Electronics Foreign Sales Corporation ("IEC-FSC") to have executed, this Amendment to indicate their consent hereto, and four executed duplicate originals of this Agreement shall have been delivered to Agent.

           2. Debtor's continuing agreement, evidenced by Debtor's signature on this Amendment, that Debtor will deliver to the Agent and the Lenders:

              (a) A weekly 6-week rolling cash flow forecast and variance analysis report covering the business of Debtor and its Affiliates, such report to be in form and context satisfactory to the Agent and the Lenders, and to be delivered not later than one Business Day after the end of each calendar week while this Agreement is in effect;

              (b) A weekly analysis of the effect of the implementation of
                  Debtor's cost reduction plan, such analysis to be in form and content satisfactory to the Agent and the Lenders, and to be delivered not later than one Business Day after the end of each calendar week while this Agreement is in effect; and

              (c) Such other reports and analyses as Agent and the Lenders may request from time to time regarding the financial condition, business and business plans of Debtor and its Affiliates.


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           3. Debtor's continuing agreement, evidenced by Debtor's signature on this Amendment, that Debtor will: (i) continue to cooperate with Getzler & Company, Inc. ("Getzler") so that Getzler may review Debtor's business and business plans in order to report thereon to Agent's counsel and the Lenders;
(ii) permit Getzler to access Debtor's places of business and its books and records in order to complete such review and report; (iii) reimburse the Agent or its counsel, upon demand, for the cost and expenses of Getzler; and (iv) promptly advise in writing, any professionals engaged by Debtor or its Affiliates to advise Debtor or its Affiliates with respect to their business or financial prospects, including, without limitation, Lincoln Partners LLC (individually, an "Investment Banker" and collectively, the "Investment Bankers"), that Debtor (a) consents to Agent and the Lenders communicating with such Investment Bankers for the purpose of being advised by, and discussing with, such Investment Bankers, the Investment Bankers' timeline, process, recommendations and proposals for any asset or stock sales, or the refinancing of Debtor's indebtedness, or for the recapitalization of Debtor or any Affiliate, or any other plans for increasing Debtor's equity, reducing the indebtedness of Debtor and its Affiliates, or otherwise improving the financial condition or business of Debtor and its Affiliates, and (b) requests such Investment Bankers to provide such information to the Agent and the Lenders.

           4. Payment to Agent for the account of the Lenders of a $30,000 extension fee, such fee to be paid to Agent not later than March 20, 2002 in immediately available funds.

           5. Debtor's payment by April 8, 2002 of the following bills presented to Debtor by Agent:

              (a) Getzler and Company, Inc. ("Getzler") in connection with the consulting work performed through March 10, 2002 by Getzler at the request of counsel to the Agent;

              (b) Counsel to the Agent in connection with the work performed from January 31, 2002 through March 14, 2002 by such counsel in connection with the Agreement and in drafting Amendments 5, 6 and 7; and

              (c) Counsel to GE Capital in connection with the work performed through March 14, 2002 by such counsel in connection with the Agreement and the negotiation of Amendment 7.

        B. Amendments. Debtor, the Agent and the Lenders agree that upon Debtor's satisfaction of, or agreement to, as appropriate, the conditions set forth in Section A above, the Agreement and the Schedule are amended in the following respects:

           1. The definition of Eligible Inventory on page 2 of the Agreement is hereby amended by deleting clause (ii) of the first paragraph thereof regarding Inventory produced under a HUB Agreement, and deleting the term "Hub Finished Goods" from subsection "x" thereof.

           2. Item 1 of the Schedule to the Agreement is hereby deleted in its entirety as of the date hereof and replaced by the following:

              "1. Borrowing Capacity 1.1(e))

                  Borrowing Capacity at any time shall be the net amount
              determined by taking the lesser of the following amounts:

              (A) The applicable Maximum Limit of $5,000,000;

                                       or

              (B) The amount equal to the sum of the IEC Borrowing Capacity (as defined below)

              and subtracting from the lesser of (A) and (B) above, the sum of
              (a) banker's acceptances, plus (b) letters of guaranty, plus (c) Letters of Credit.


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                  'IEC Borrowing Capacity' at any time shall be the amount equal to the sum of:

                  (i)  up to 85% of the IEC Receivables Borrowing Base; and

                  (ii) the amount of the IEC Inventory Borrowing Base; provided however, for calculation purposes, in no event shall the amount of the IEC Inventory Borrowing Base be greater than $1,000,000.

                  Nothing herein shall detract from the discretionary nature of any Advances requested, or made, under this Agreement."


           3. Item 2 of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

              "2. Inventory Borrowing Base Percentages ( 1.1(bb))

                  The following percentages of dollar value (calculated at the lower of actual cost or market value) are applicable to the following categories of Eligible Inventory:

                  [X] raw materials, to the extent of up to 15% on the date
                      hereof through March 24, 2002; 10% from March 25 through March 31, 2002; and 5% from April 1 through April 7, 2002; and 0% from April 8, 2002 and thereafter.

                  [X] work in process, to the extent of up to 0%.

           4. Item 18(g) of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

              "(g) Pricing Grid - Advances and Term Loan. The applicable rates of interest to be charged during each time period listed below for each Prime Rate Loan and Libor Loan made or outstanding hereunder as an Advance or under the Term Note are listed below:

                                 PRICING GRIDS

           A.      ADVANCES

                   Period            Prime Rate Option        Libor Rate Option
                   ------            -----------------        -----------------

                3/15/02 - 4/8/02     Prime Rate plus 2%             None

           B.      TERM LOAN

                   Period            Prime Rate Option        Libor Rate Option
                   ------            -----------------        -----------------

                3/15/02 - 4/8/02     Prime Rate plus 21/2%           None


           5. Item 32 of the Schedule to the Agreement is hereby deleted in its entirety and replaced with the following new text:

              "Initial Term: To expire on April 8, 2002
              Renewal Term: NONE"

           6. Debtor acknowledges that Debtor intends to refinance the Advances and the Term Loans under the Agreement with one or more different lenders on or before the expiration of the Initial Term as amended herein, and agrees that, upon such payment of the Advances under the Agreement, the Term Notes of the Debtor dated December 28, 1999 in favor of the Lenders become due and payable by the terms thereof since such financing would not come from internally generated funds in the ordinary course of business.

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        D. Reaffirmations and Release.

           1. The Agreement, except as specifically modified hereby, shall remain in full force and effect and Debtor hereby reaffirms the Agreement, as modified by this Amendment, and all collateral and other documents executed and delivered to Agent and the Lenders in connection with the Agreement.

           2. IEC-Mexico and IEC-FSC, by their execution hereof, consent hereto and hereby reaffirm the execution and delivery of their respective Guaranties dated December 28, 1999 and each agrees that its respective guaranty shall continue in full force and effect and shall be applicable to all indebtedness, obligations and liabilities of Debtor to Agent and the Lenders, including without limitation, all indebtedness evidenced by or arising under the Agreement, as modified by this Amendment.

           3. By their execution hereof, each of Debtor, IEC-Mexico and IEC-FSC, (each individually a "Releasor", and collectively, the "Releasors"), for good and valuable consideration, and by these presents does for itself, and its representatives, successors and assigns, remise, release and forever discharge the Agent and the Lenders in any and every capacity, their predecessors, successors, assigns, directors, officers, shareholders, employees, attorneys, advisors and agents (collectively, the "Releasees") of and from all, and all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law or in equity, which against such Releasees or any one or more of them, any Releasor ever had, now has or which any Releasor or any of any Releasor's representatives, suc or assigns hereafter can, shall or may claim to have for or by reason of any cause, matter or thing whatsoever, arising from the beginning of time to and through and including the date hereof.

        E. Other Provisions.

           1. Debtor agrees to pay on demand by Agent all expenses of Agent and Lenders including without limitation, fees and disbursements of counsel for Agent, in connection with the transactions contemplated by this Amendment, the negotiations for and preparation of this Amendment and any other documents related hereto, and the enforcement of the rights of Agent and the Lenders under the Agreement as amended by this Amendment.

           2. This Amendment shall be governed by and construed under the internal laws of the State of New York, as the same may from time to time be in effect, without regard to principles of conflicts of law.

                Agreed to as of the date first set forth above.



IEC ELECTRONICS CORP.                   HSBC BANK USA, as Agent
as Debtor

      /s/ Richard L. Weiss                   /s/ Vincent J. Harper
By:________________________________     By:_________________________________
   Richard L. Weiss, Vice President        Vincent J. Harper
   nd Chief Financial Officer              First Vice President


GENERAL ELECTRIC CAPITAL                HSBC BANK USA, as a Lender
CORPORATION, as a Lender

     /s/ Donald J. Cavanagh                 /s/ Vincent J. Harper
By:____________________________         By:________________________________
    Donald J. Cavanagh                      Vincent J. Harper
    Duly Authorized Signatory               First Vice President




CONSENTED TO AND AGREED AS OF THIS 15th DAY OF MARCH, 2002.


IEC ELECTRONICOS, S. de R.L. de C.V.    IEC ELECTRONICS FOREIGN SALES
as Guarantor                            CORPORATION, as Guarantor


      /s/ Richard L. Weiss                   /s/ Richard L. Weiss
By:________________________________     By:________________________________
        Richard L. Weiss, Director         Richard L. Weiss, Vice President
                                           and Chief Financial Officer



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BFLO Doc. No. 1180286.8